Exhibit 99(17)(5)

THE ADVISORS’ INNER CIRCLE FUND

TS&W International Equity Portfolio

Supplement dated July 13, 2010 to the
Prospectus and Statement of Additional Information (“SAI”)
each dated March 1, 2010

This supplement provides new and additional information beyond that contained in the Prospectus and SAI and should be read in conjunction with the Prospectus and SAI.

Effective June 1, 2010, the management fee paid by the TS&W International Equity Portfolio has been reduced from 1.00% to 0.65%.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

TSW-SK-006-0100